THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                             BIG SMITH BRANDS, INC.
                               12% Promissory Note

                                    $100,000

         BIG SMITH BRANDS, INC., a Delaware corporation (the "Company"), having its principal place of business at 7100 Camino Real, Suite 402, Boca Raton, Florida 33433, for value received, hereby promises to pay to ______________________ ("Holder"), or permitted registered assigns, at its address at on the earlier of (i) twelve (12) months from the date hereof, or
(ii) the ________________ closing of an offering of securities of the Company with gross proceeds of at least $1 million (the "Maturity Date"), the sum of One Hundred Thousand Dollars ($100,000) and to pay interest thereon from the date hereof, payable at the rate of twelve percent (12%) per annum. Interest shall be payable semiannually commencing six months from the date of this Note, provided if the Maturity Date is less than six months from the date hereof, then all accrued interest shall be payable on the Maturity Date. All remaining accrued interest shall be payable on the Maturity Date. If any interest payment date or the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such interest payment date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Boca Raton, Florida.

              1. Transfer and Exchange.

         1.1 No View Toward Distribution. The Holder represents and warrants that it has purchased this Note for his own account for investment purposes and not with a view toward the distribution of this Note.

         1.2 Transfer of Restricted Securities. This Note is transferable only pursuant to (i) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) Rule 144 promulgated under the Securities Act (or any similar rule then in force) if such rule is available, or
(iii) any other legally available means of transfer.

         2. Payment and Prepayment. Payments of principal and interest on this Note shall be made by check sent to the Holder's address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. At any time following the date hereof, the Company may prepay the outstanding principal amount of this Note and accrued and unpaid interest thereon, without the prior written consent of Holder.

         3. Events of Default; Remedies.

         3.1 Events of Default; Acceleration. If any of the following conditions or events ("Events of Default") shall occur (whether voluntary or involuntary or arising by operation of law or otherwise):

     (1) the Company shall default in the payment of any principal or principal on this Note when the same becomes due and payable; or

     (2) the Company (i) files, or consents by answer (or failure to contest) or otherwise to the filing against it of, a petition for relief or reorganization or arrangement of any other petition in bankruptcy, for liquidation or dissolution or to take advantage of any present or future bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) seek or consent to the appointment of a custodian, receiver, trustee, liquidator or other officer with similar powers of itself or of any substantial part of its property, (iv) be adjudicated a bankrupt or an insolvent or be liquidated or dissolved, or
     (v) take corporate action for the purpose of any of the foregoing; or then, the unpaid principal amount of this Note, together with the interest accrued thereon shall automatically become and be due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

         3.2 Remedies on Default. If any Event of Default shall have occurred and be continuing for a period of five (5) days, the Holder of this Note may proceed to protect and enforce the rights available to such Holder either by an action at law, suit in equity or both, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise, and the Company will pay the Holder such further amounts as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         3.3 Remedies Not Waived. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder's rights, powers or remedies.

         3.4 Remedies Not Cumulative. No right, power or remedy conferred upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         4. Modification and Waiver.

         The rights and obligations of the Company may not be modified or waived, except in writing signed by the Company and the Holder.


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


         5. Governing Law.

         This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to the conflicts of law rules thereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Date: May __, 1998

                                             BIG SMITH BRANDS, INC.



                                            By:
                                                ------------------------------
                                                  S. Peter Lebowitz, President


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